================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      CHANTAL PHARMACEUTICAL CORPORATION
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                              SETTLEMENT AGREEMENT
                              --------------------

     AGREEMENT made this 3rd day of July, 1997, by and among Chantal Pharmaceutical Corporation ("Company") and the following named individuals and corporations (said individuals and corporations being hereinafter collectively referred to as the "Settling Defendants"):

           Paul LoCigno
           Donald Wright
           Francis Phalen
           Douglas Friedenberg
           Rollins International, Limited

     The parties mutually acknowledge that:


     (A) Some of the Settling Defendants and others have filed a Schedule 13D with the Securities and Exchange Commission stating their intention to oppose management of the Company and have otherwise indicated their intention to oppose management at an annual meeting of stockholders presently scheduled for July 17, 1997 in Los Angeles, California;

     (B) The Company has brought an action against the Settling Defendants and other signers of the Schedule 13D in the U.S. District Court for the Southern District of New York, entitled Chantal Pharmaceutical Corporation v. Ting, et
                               ----------------------------------------------
al., 97 Civ. 4497 (the "Federal Court Action") alleging fraud, misrepresentation
---
and nondisclosure of material facts, violation of Sections 13 and 14 of the Securities Exchange Act of 1934, including violation of the proxy rules, and seeking damages and injunctive and other relief;

     (C) The Court in the Federal Court Action has granted the

Company's motion for expedited discovery and an expedited hearing to be held on July 11, 1997;

     (D) The Settling Defendants have concluded that it is in the best interests of the Company and its stockholders as well as in their own interest to resolve their differences with the Company and to fully support and vote their stock in favor of the Company's existing management and its nominees for the Board of Directors.

     (E) ManAssist International Co., Limited ("ManAssist") which is also a defendant in the Federal Court Action has separately agreed with the Company to cancel an agreement for Asian royalties that is a subject of the Company's Federal Court action and agreeing to other provisions set forth in said separate agreement (the "ManAssist Amending Agreement").

     (F) The Company and the Settling Defendants have agreed to resolve their differences on the terms stated herein.

     THEREFORE, it is hereby agreed:

     1. The Settling Defendants and each of them will promptly file with the Securities and Exchange Commission, on or before July 8, 1997, an amendment to the Schedule 13D Statement acceptable to the Company and its counsel disassociating themselves from and withdrawing from the Schedule 13D and stating that they intend to fully support and vote in favor of the current management of the Company and its nominees for the Board of Directors at the July 17 meeting.

     2. The Settling Defendants agree that they will publicly and privately support and that they will vote all stock of the Company owned by them in favor of the Company's existing management and its nominees for the Board of Directors at the July 17 meeting, including Chantal Burnison as Chairman of the Board of Directors and Chief Executive Officer, Polly Bergen as Chief Operating Officer and Joseph DeKama as Executive Vice President. In connection therewith, each of the Settling Defendants will execute and deliver to the Company an irrevocable proxy in the form attached hereto, to be voted in favor of management and its nominees at the Annual Meeting on July 17, 1997 or, in the event such meeting or any part thereof shall be adjourned or re-scheduled, then on such adjourned or re-scheduled date or dates. Each such proxy shall remain irrevocable until the completion of the aforesaid Annual Meeting and any adjourned or re-scheduled portions thereof, but not more than three months from the date of execution thereof or such longer period as the meeting may be extended by Court order.
The Company agrees that it will proceed in good faith to hold and complete said meeting promptly.

     3. The Settling Defendants and each of them agree that, for a period which shall include the upcoming Annual Meeting currently scheduled for July 17, 1997 and the two succeeding Annual Meetings of the Stockholders of the Company to be held in 1998 and 1999, or for a period of three (3) years from the date hereof, whichever is less, that:

     (a) Such Settling Defendant shall be present in person or by proxy, at all meetings of stockholders of the Company so that all common stock of the Company beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings;

     (b) No Settling Defendant shall deposit any stock of the Company in a voting trust or subject any stock of the Company to any arrangement or agreement with respect to the voting of such stock;

     (c) No Settling Defendant shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act")) or solicit written consents of stockholders in opposition to a management slate of directors or any candidate included in that slate proposed for election or re-election to the Board of Directors of the Company or in opposition to the recommendation of the majority of the directors of the Company with respect to any other matter;

     (d) No Settling Defendant will directly or indirectly initiate, induce, attempt to induce or encourage another person or entity to initiate any proposal or tender or exchange offer for stock of the company or for a change of control of the Company. No Settling Defendant shall directly or indirectly join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person or entity, for the purpose of acquiring, holding, voting or disposing of stock of the Company or otherwise take any action under which such Settling Defendant and another person would become a "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act.

     (e) No Settling Defendant shall participate in or sell stock of the Company to any person participating in or making a tender or exchange offer for outstanding common stock or securities convertible into, or exercisable for, common stock of the Company except in connection with a tender offer or exchange offer that the Board of Directors of the Company does not oppose;

     (f) No Settling Defendant shall disparage the Company or its management or any member of its management, or its products, performance or business, nor shall any Settling Defendant disclose to any third party any confidential information of the Company.

     (g) Notwithstanding the foregoing, the Settling Defendants shall be free to sell any common stock of the Company owned by them in ordinary market transactions that they do not know and have no reasonable grounds to believe to be intended to change the control of the Company or to effect objectives opposed by the Company's management.

     4. The Settling Defendants agree to join in the issuance on behalf of each and all of them and the Company of the press release annexed hereto as Exhibit A.

     5. Paul LoCigno ("LoCigno") and Rollins International, Ltd. ("Rollins"), acknowledge and agree:

     (a) ManAssist International Co., Limited ("ManAssist") is a corporation organized in Taiwan; Jeffrey Wang ("Wang") is an officer of ManAssist and Wang is a stockholder thereof; neither LoCigno nor Rollins own any stock of ManAssist; to the best of their knowledge, Wang has the authority to sign and to authorize the signing of agreements on behalf of ManAssist;

     (b) ManAssist is a party to the following three agreements (hereinafter collectively called the "Three ManAssist Sub-Distribution Agreements"):

 .    Agreement captioned "Distribution Agreement Sub-license" dated September
     30, 1996 between ROGER CHANG and ManAssist, which is signed by Roger Chang and Jeffrey Wang and Chantal Burnison on behalf of the Company

 .    Agreement captioned "Distribution Agreement Sub-Agent" between MICHILAN
     INTERNATIONAL TRADE CO., LTD. ("Michilan") and ManAssist, dated October 29, 1996 signed by Jeffrey Wang on behalf of ManAssist and by JULIA P.L. CHAO on behalf of Michilan (this agreement being hereinafter referred to as "Michilan Agreement No. 1")

 .    Agreement captioned "Distribution Sub-Agreement Sales Agent for Royalty
     Payments", dated October 29, 1996 between Michilan and ManAssist (therein described as "A Rollins International Ltd. Company) signed by Paul R. LoCigno for Rollins International, Ltd., Jeffrey Wang for ManAssist and Julia Chao and Elia Chang for Michilan International Holding Group (this agreement being hereinafter referred to as "Michilan

     Agreement No. 2")

          (c) The Company is simultaneously entering into an Agreement with ManAssist, Rollins, Roger Chang, Michilan and Michilan Holding Group (the ManAssist Amending Agreement") terminating Michilan Agreement No. 2 ab initio
                                                                    -- ------
and eliminating ManAssist as a sub-distributor of Chang to Michilan. Rollins and LoCigno will cooperate with the Company in concluding the foregoing agreement and Rollins, as a party to Michilan Agreement No. 2, has executed or will execute the same.

          (d) LoCigno and Rollins agree not to make any further contacts with Roger Chang or Michilan with respect to the Company and its products and not to oppose, object to or interfere with the Company's contacts with Roger Chang or Michilan.

          (e) LoCigno and Rollins shall not accept from and will not make any claim or demand against Michilan or anyone else for any commission, royalty or payment on any sale of the Company's products to or by Michilan.

          6. Francis Phalen agrees, with respect to his options to purchase 50,000 shares of the Company's common stock, which options were issued to him in August, 1996, that he will not exercise such options in whole or in part until after June 30, 1998.

          7. On condition that the Settling Defendants have fully complied with the terms of this Agreement, and except for the enforcement of this Agreement, and except as set forth in paragraphs 9-10, the Company hereby releases all claims against the Settling Defendants and the officers, directors agents and attorneys of any corporate Settling Defendant, arising out of any matter or event to the date of this Agreement.

          8. Except for the enforcement of this Agreement and except as set forth in paragraphs 9-10, each of the Settling Defendants hereby releases all claims against the Company, its officers, directors employees, agents and attorneys, arising out of any matter or event to the date of this Agreement.
The Settling Defendants do not and shall not contest the validity or legality of the Company's "Notice of Annual Meeting of Stockholders to be held July 17, 1997," dated June 27, 1997, or the Proxy Statement accompanying said Notice.

          9. Francis Phalen reserves the right to make a claim against the Company relating to payments and benefits of approximately $8-12,000 he claims to be due and owing to him, provided such claim is made solely in a court of
                            --------
general jurisdiction in which the Company may fully assert any offset or counterclaim it may have as against such claim. The Company reserves the right, in the event that any such claim is made by Phalen, to assert any and all defenses thereto and to assert any and all claims which it may now have or which it ever has had or will have against Phalen, as an offset and/or counterclaim against such claim by Phalen, to the extent of such claim by Phalen, free of any release given by the Company to Phalen hereunder. The

Company's discontinuance of the Federal Court Action shall be and is without prejudice to the right of the Company to assert such an offset and counterclaim against Phalen.

          10. Donald Wright reserves the right to make a claim against the Company for approximately $17,000 he claims to be due and owing to him, provided
                                                                        --------
such claim is made solely in a court of general jurisdiction in which the Company may fully assert any offset or counterclaim it may have to such claim. The Company reserves the right, in the event that any such claim is made by Wright, to assert any and all defenses thereto and to assert any and all claims which it may now have or which it ever has had or will have against Wright, as an offset and/or counterclaim against such claim by Wright, to the extent of such claim by Wright, free of any release given by the Company to Wright hereunder. The Company's discontinuance of the Federal Court Action shall be and is without prejudice to the right of the Company to assert such an offset or counterclaim against Wright.

          11. The Company hereby agrees upon the completion of the Annual Meeting and any adjourned or re-scheduled portions thereof, and upon condition that all Settling Defendants have fully complied with their obligations hereunder in connection with said Annual Meeting and that the ManAssist Amending Agreement has been fully executed and exchanged, to promptly execute and file such documents as may be necessary to dismiss the Federal Court Action with prejudice (except that such dismissal shall be without prejudice to the extent provided in paragraphs 9 and 10) as against the Settling Defendants. In the meantime, the parties agree to join in requesting that the Court defer the current expedited discovery schedule and defer the July 11 hearing date until after the July 17 stockholders' meeting, and the parties agree that, subject to the consent of the Court, neither the Settling Defendants nor the Company shall be deemed in default of any discovery obligations or obligation to file an answer or responding papers in the Federal Court action and that the otherwise applicable times to respond or answer shall be duly extended, provided, as to the Settling Defendants, that they are in compliance with their obligations pursuant to this Agreement.

          12. The Settling Defendants acknowledge and agree that the Company would be irreparably damaged in the event of a breach of the obligations of the Settling Defendants under this Agreement. It is accordingly agreed by the Settling Defendants that the Company shall be entitled to an injunction or injunctions to redress such breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which such party may be entitled, at law or in equity.

          13. The parties consent and agree to the jurisdiction of the federal and state courts located in the State of New York, County of New York, for the purpose of enforcing or construing the provisions of this Agreement, including, without limitation, any proceeding for injunctive relief.

          14. This Agreement shall be construed and enforced in accordance with the laws of New York, excluding its provisions regarding conflicts of laws.

          15. This Agreement constitutes the complete agreement between the parties, superseding all prior agreements or understandings relating to the subject matter hereof. This Agreement cannot be changed, amended, supplemented or terminated except in writing, expressly signed by the party to be charged.

          16. This Agreement may be signed in counterparts and may be exchanged by facsimile transmission and shall thereupon be binding upon the parties who have signed and exchanged signed counterparts.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date stated above.


                                    CHANTAL PHARMACEUTICAL
                                      CORPORATION


                                    By: /s/ Chantal Burnison
                                        ___________________________
                                             Authorized Officer


/s/ Paul LoCigno
___________________________
Paul LoCigno


/s/ Donald Wright
___________________________
Donald Wright


/s/ Francis Phalen
___________________________
Francis Phalen

/s/ Douglas Friedenberg
___________________________
Douglas Friedenberg


Rollins International Limited



By /s/ Paul LoCigno
   ___________________________
       Paul LoCigno

                                                                       EXHIBIT A
                                                                       ---------


                                     PRESS
                                    RELEASE

                             FOR IMMEDIATE RELEASE


                           FORMER DISSIDENTS ANNOUNCE
                         DISSOLUTION OF DISSIDENT GROUP
                              AND FULL SUPPORT FOR
                                 MANAGEMENT OF
                       CHANTAL PHARMACEUTICAL CORPORATION
                       ----------------------------------


     More of the stockholders who filed a 13D statement with the Securities and Exchange Commission on June 10 opposing the management of Chantal Pharmaceutical Corp. have now announced that they have agreed to support management and that the dissident group has been dissolved. The announcement comes after Chantal sued the dissident group in Federal Court in New York.

     Twelve of nineteen original dissident stockholders previously announced on June 30 that they had reached an agreement to support the management of the Company. Two more (E.C. Morgan and Doran Capital Management LL.P.) subsequently, joined that group. Another three, Donald Wright, Francis Phalen and Douglas Friedenberg, have now also agreed to support the Company's management and to refrain from activity hostile to management for three years. At the same time, ManAssist International Co. Ltd., a company that Chantal's New York lawsuit charged with making a secret Asian royalty agreement with respect to Chantal products, agreed to cancel that agreement.

     The following statement was issued by former dissidents Donald Wright and Francis Phalen.

          "Based on positive talks with the Company's current management, including Chantal Burnison, we have complete confidence in the current management group, including Ms. Burnison as Chairman and Chief Executive Officer and the Board of Directors as proposed to be constituted by management. We have, therefore, concluded that it is in the best interest of the stockholders to resolve our differences with the Company, dissolve the dissident group and support the existing management team. We will vote for management and its nominees at the July 17 annual meeting and urge all stockholders to do the same."